Exhibit 99.1

FOR IMMEDIATE RELEASE	December 8, 2005

Contacts: Merrill J. Forgotson, President/CEO or James P. Jakubek, EVP (203) 356-0111

Stamford, Connecticut: (AMEX: CBN)

CORNERSTONE BANCORP, INC. ANNOUNCES ELECTION DEADLINE OF

DECEMBER 29, 2005 IN CONNECTION WITH PROPOSED MERGER

Stamford, CT., December 8, 2005 – Merrill J. Forgotson, President and Chief Executive Officer of Cornerstone Bancorp, Inc. (“Cornerstone Bancorp”), today announced that NewAlliance Bancshares, Inc. (NYSE: NAL) had mailed on December 7, 2005 to all shareholders of Cornerstone Bancorp election and transmittal information with respect to the proposed merger of Cornerstone Bancorp with and into NewAlliance Bancshares, which election must be received by 5:00 p.m., New York time, on December 29, 2005.

On April 13, 2005 Cornerstone Bancorp announced it had signed a definitive agreement with NewAlliance Bancshares pursuant to which NewAlliance Bancshares will acquire all the outstanding shares of Cornerstone Bancorp in a cash-and-stock transaction valued at approximately $48.7 million.

In the aggregate, Cornerstone Bancorp shareholders will receive 70% of the merger consideration in common shares of NewAlliance Bancshares at the rate of 2.518 shares of NewAlliance Bancshares common stock for each share of Cornerstone Bancorp common stock held by them and 30% of the merger consideration in cash at the rate of $35.00 for each share of Cornerstone Bancorp common stock held by them. No fractional shares of NewAlliance Bancshares common stock will be issued but will be paid in cash at the rate of $35.00 per share.

Shareholders of Cornerstone Bancorp are permitted to make an election as to the form of consideration to be received by them, subject to proration provisions to achieve the overall consideration of 70% NewAlliance Bancshares common stock and 30% cash. Shareholders may elect to receive (a) all NewAlliance Bancshares common stock, (b) all cash or (c) 70% NewAlliance Bancshares common stock and 30% cash. Only shareholders who elect 70% NewAlliance Bancshares common stock and 30% cash are assured that they will receive the consideration in the form that they elect.

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Cornerstone Bancorp shareholders must return their Election Form and Letter of Transmittal so that it is received by 5:00 p.m., New York time, on December 29, 2005 by the Exchange Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, Attn: Reorganization Department. Cornerstone Bancorp shareholders may call the Exchange Agent at (877) 248-6417 for further information or to request the Election Form and Letter of Transmittal. Cornerstone Bancorp shareholders whose shares are held by brokers, dealers, commercial banks, trust companies and other nominees will receive information directly from their nominee concerning how they may make their elections.

It is expected that the merger will be effective on January 2, 2006.

The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of such forward-looking statements include, without limitation, statements regarding expectations for earnings, credit quality, and other financial and business matters. When used in this report, the words “anticipate,” “plan,” “believe,” “estimate,” “expect” and similar expressions as they relate to Cornerstone Bancorp or its management are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements as a result of certain factors, including but not limited to, competitive pressures on loan and deposit product pricing; other actions of competitors; changes in economic conditions; technological changes; the extent and timing of actions of the Federal Reserve Board, including changes in monetary policies and interest rates; customer deposit disintermediation; changes in customers’ acceptance of the Bank’s products and services; and the extent and timing of legislative and regulatory actions and reforms.

The forward-looking statements contained in this report speak only as of the date on which such statements are made. By making any forward-looking statements, Cornerstone Bancorp assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

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